EXHIBIT 10-b

                              TRUSTMARK CORPORATION
                                     FORM OF
                           RESTRICTED STOCK AGREEMENT

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                             Granted <<grant date>>
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This  Restricted  Stock  Agreement is entered on <<grant date>>  pursuant to the
2005 Stock and Incentive Compensation Plan (the "Plan") of Trustmark Corporation (the "Company") and evidences the grant of Restricted Stock (as defined in the Plan), and the terms, conditions and restrictions pertaining thereto, to
<<name>> (the "Associate").

WHEREAS, the Company maintains the Plan under which the Committee (as defined in the Plan) may, among other things, award shares of the Company's common stock ("Stock") to such key associates of the Company and its Subsidiaries as the Committee may determine, subject to terms, conditions and restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan, the Committee has granted to the Associate a restricted stock award conditioned upon the execution by the Company and the Associate of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award;

NOW THEREFORE, in consideration of the benefits which the Company expects to be derived from the services rendered to it and its Subsidiaries by the Associate and of the covenants contained herein, the parties hereby agree as follows:

1. Award of Shares. Under the terms of the Plan, the Committee has awarded to the Associate a restricted stock award (the "Award") on <<grant date>> ("Award Date"), covering <<shares>> shares of the Company's Stock (the "Award Shares") subject to the terms, conditions, and restrictions set forth in this Agreement.

2.   Period of Restriction and Vesting in the Award Shares.

     (a) Subject to earlier vesting or forfeiture as provided below, the period of restriction (the "Period of Restriction") applicable to the Award Shares is the period from the Award Date through <<end of restriction period>>, with vesting in the Award Shares being determined by the Company's return on average equity ("ROAE") and total shareholder return ("TSR") ranking for the <<number>> calendar quarters beginning
          <<beginning  of  measurement  period>> and ending <<end of measurement period>> (the "Performance Period") compared to the ROAE and TSR for the Peer Group (see Attachment A) as follows, where vesting in the Award Shares is equal to the number of the Award Shares multiplied by the sum of the vesting percentage in (A) and the vesting percentage in
          (B) below:

                                        (A)                                                 (B)
                 ROAE                  ROAE                          TSR                    TSR
                Ranking         Vesting Percentage                 Ranking          Vesting Percentage
                -------         ------------------                 -------          ------------------
          <<rank>> Percentile            100%           +      <<rank>> Percentile         100%
          <<rank>> Percentile             75%           +      <<rank>> Percentile          75%
          <<rank>> Percentile             50%           +      <<rank>> Percentile          50%
          <<rank>> Percentile             25%           +      <<rank>> Percentile          25%
           Less than <<rank>>              0%           +       Less than <<rank>>           0%

          If the  Company's  ranking is above the <<rank>>  percentile  but less than the <<rank>> percentile, then the vesting percentage shall be determined by straight line interpolation (rounded, where not otherwise resulting in a whole or half percent, to the next lowest whole or half percent) where the ranking falls between identified percentile tiers (for example, if the ranking is in the <<rank>> percentile, then the vesting percentage is <<%>>).

          If the aggregate vesting exceeds 100%, the Award Shares shall all be vested and Excess Shares shall be granted as provided in Paragraph 11.

          Except as contemplated in Paragraph 2(b), the Award Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, during the Period of Restriction. Except as otherwise provided pursuant to Paragraph 2(b), the vested portion of the Award Shares as determined pursuant to Paragraph 2(a) shall become freely transferable by the Associate as of the last day of the Period of Restriction, and any unvested balance of the Award Shares at that time shall be forfeited.

          All determinations regarding vesting and entitlement to the Award Shares under this Paragraph 2(a) shall be made and certified to in writing by the Committee during the first 2-1/2 months following the end of the Performance Period.

     (b) Subject to earlier forfeiture as provided below, in the event a Vesting Acceleration Event occurs while the Associate is an employee of the Company or one of its Subsidiaries and after the first calendar quarter in, but prior to the last day of, the Performance Period, then the ROAE and the TSR of the Company and the Peer Group shall be determined for all calendar quarters in the Performance Period ending on or prior to the date of the such first Vesting Acceleration Event and the vesting provisions set forth in Paragraph 2(a) shall be applied to a time-weighted portion of the Award Shares (determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of complete calendar months from beginning of the Performance Period to and including the Vesting Acceleration Event and the denominator of which is the number of months in the Performance Period) based on such ROAE and the TSR. In such event, the Period of Restriction shall end, the restrictions applicable to the Award Shares shall automatically terminate, and the Award Shares shall be free of restrictions and freely transferable, all to the extent of the vested Award Shares as so determined. In such event, the balance of the Award Shares which are not vested shall be immediately forfeited, and no Excess Shares (as otherwise provided for in Paragraph 11) shall be granted.

          All determinations regarding vesting and entitlement to the Award Shares under this Paragraph 2(b) shall be made and certified to in writing by the Committee during the period beginning on the date of the Vesting Acceleration Event and ending 2-1/2 months following the end of the calendar quarter in which the Vesting Acceleration Event occurs.

     (c)  The following terms have the following meanings for purposes hereof:

               (i) "Employment Agreement" means the employment agreement, or if there is no employment agreement, then the change in control agreement, as in effect on the Award Date between the Associate and the Company or one of its Subsidiaries.

               (ii) "Peer  Group"  means the  financial  institutions  listed on
                    Attachment A hereto; provided that subject to any restrictions and limitations under Section 162(m) of the Code, any listed financial institution shall be eliminated if it is acquired or otherwise changes its structure or business such that it is no longer reasonably comparable to the Company (as determined by the Committee), and in the case of any such elimination, the Committee may replace the eliminated financial institution with another financial institution which it considers reasonably comparable to the Company.

               (iii)"ROAE" means the  cumulative  net  earnings  after taxes for the calendar quarters in each calendar year in a specified period of time divided by average shareholder's equity
                    (defined as the difference between the total assets and total liabilities, averaged for the calendar quarters in each calendar year in the specified period), all as determined in accordance with generally accepted accounting principles and as reported in the company's financial statements provided to shareholders and converted to an annual rate by dividing by the number of years and partial years (expressed in quarters) in the specified period.

               (iv) "TSR" means the return a holder of common stock earns over a specified period of time, expressed as a percentage and including changes in market value of, and dividends or other distributions with respect to, the stock and converted to an annual rate by dividing the calculated percentage for the specified period by the number of years and partial years (expressed in quarters) in the specified period. TSR return shall be determined as the sum of (A) the market share price at the end of the specified period reduced by the market share price at the beginning of the specified period and (B) dividends or other distributions with respect to a share paid during the specified period and with such dividends and other distributions deemed reinvested in Stock and (C) with such sum being divided by the market share price at the beginning of the specified period. Market share price shall be the closing sale price of such stock for the specified day (or the last preceding day thereto for which reported) as reported by Bloomberg L.P. or any affiliate thereof or such other authoritative source as the Committee may determine. TSR, including the value of reinvested dividends and other distributions, shall be determined on the basis of the appropriate total shareholder return model of Bloomberg L.P. or any affiliate thereof or such other authoritative source as the Committee may determine.

               (v) "Vesting Acceleration Event" means the Associate's death, becoming disabled (as defined in his or her Employment Agreement or, if not so defined, the meaning of Section 22(e)(3) of the Internal Revenue Code), termination of employment with the Company or its Subsidiaries by the Company other than for "Cause" (as defined in his or her Employment Agreement, but only if defined therein) or termination of employment with the Company or its Subsidiaries at his or her own initiative for "Good Reason" (as defined in his or her Employment Agreement, but only if defined therein), or the occurrence of a Change in Control (as defined in the Plan).

3. Stock Certificates. The stock certificate(s) for the Award Shares shall be registered on the Company's stock transfer books in the name of the Associate. Physical possession of the stock certificate(s) shall be retained by the Company until such time as the restrictions hereunder lapse. The Associate shall provide a duly executed stock power in blank to the Company. The certificate(s) evidencing the Award shall bear the following legend:

          The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Trustmark Corporation 2005 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated <<grant date>>. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Trustmark Corporation.


4. Voting Rights. During the Period of Restriction, the Associate may exercise full voting rights with respect to the Award Shares.

5. Dividends and Other Distributions. During the Period of Restriction, all dividends and other distributions paid with respect to the Award Shares (whether in cash, property or shares of the Company's Stock) shall be registered in the name of the Associate and deposited with the Company as provided in Paragraph 3. Such dividends and other distributions shall be subject to the same restrictions on transferability and vesting as the Award Shares with respect to which they were paid and shall, to the extent vested, be paid when and to the extent the underlying Award Shares are vested and freed of restrictions.

6. Termination of Employment. If the Associate's employment with the Company or its Subsidiaries ceases prior to the end of the Performance Period and Paragraph 2(b) does not apply or has not applied, then any Award Shares subject to restrictions at the date of such cessation of employment shall be automatically forfeited to the Company. For purposes of this Agreement, transfer of employment among the Company and its Subsidiaries shall not be considered a termination or interruption of employment.

7. Withholding Taxes. The Company, or any of its Subsidiaries, shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares. The Committee may require the Associate or any successor in interest to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes required to be withheld by the Company, or any of its Subsidiaries, and to withhold any distribution in whole or in part until the Company, or any of its Subsidiaries, is so paid or reimbursed. In lieu thereof, the Company, or any of its Subsidiaries, shall have the right to withhold from any other cash amounts due to or to become due from the Company, or any of its Subsidiaries, to or with respect to the Associate an amount equal to such taxes required to be withheld by the Company, or any of its Subsidiaries, to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes or to retain and withhold a number of shares of the Company's Stock having a market value not less than the amount of such taxes and cancel any such shares so withheld in order to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes. The Associate or any successor in interest is authorized to deliver shares of the Company's Stock in satisfaction of minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including shares acquired pursuant to this Award if the restrictions thereon have lapsed).

8. Administration of Plan. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding awards pursuant to the Plan, and to require of any person receiving an award, at the time of such receipt or lapse of restrictions, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

9. Plan and Prospectus. This Award is granted pursuant to the Plan and is subject to the terms thereof (including all applicable vesting, forfeiture, settlement and other provisions). A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Associate; and the Associate acknowledges receipt thereof.

10. Notices. Any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

         Trustmark Corporation              Mailing Address
         248 E. Capitol Street              ---------------
         Jackson, MS  39201                 P.O. Box 291
                                            Jackson, MS  39205
         Attention:  Secretary

     Any notice to the Associate required under or relating to this Agreement shall be in writing and addressed to the Associate at his or her address as it appears on the records of the Company.

11. Terms and Conditions Applicable to Excess Shares Where Vesting in the Award Shares Exceeds 100%.

     (a) Since vesting in the Award Shares pursuant to Paragraph 2(a) equals the number of Award Shares multiplied by sum of the applicable ROAE vesting percentage and the applicable TSR vesting percentage, the aggregate vesting pursuant to Paragraph 2(a) could exceed 100%. In that event, additional Restricted Stock ("Excess Shares") shall be granted to the Associate within the first 2-1/2 months following the end of the Performance Period in a number equal to the excess of the aggregate vesting pursuant to Paragraph 2(a) over 100% multiplied by the number of Award Shares granted on the award Date (as adjusted by the Committee pursuant to Section 4.4 of the Plan to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company). No Excess Shares shall be granted in connection with vesting pursuant to paragraph 2(b).

     (b) The Excess Shares, if any, shall be subject to the following terms and conditions:

          (i) Voting rights shall be provided from the date of grant of the Excess Shares.

          (ii) Dividends and other distributions with respect to the Excess Shares after the date of grant thereof shall be deposited with the Company and shall be paid, to the extent vested, when and to the extent the underlying Excess Shares are vested and freed of restrictions. No dividends and other distributions shall be accumulated for periods before the date of grant of the Excess Shares.

          (iii)Subject to earlier vesting or forfeiture as provided below, if the Associate remains continuously employed by the Company or one of its Subsidiaries from the beginning of the Performance Period through <<Excess Share vesting period>>, then the Excess Shares shall be vested and shall become freely transferable by the Associate as of the last day of the Excess Share Regular Vesting Date.

          (iv) Notwithstanding Paragraph 11(b)(iii) above but subject to earlier forfeiture as provided below, in the event a Vesting Acceleration Event occurs while the Associate is an employee of the Company or one of its Subsidiaries and on or after the last day of the Performance Period but prior to the Excess Share Regular Vesting Date, then the Excess Shares shall be vested and shall become freely transferable by the Associate as of the date the Vesting Acceleration Event occurs.

          (v)  If  the   Associate's   employment   with  the   Company  or  its
               Subsidiaries ceases prior to the Excess Share Regular Vesting Date and the Vesting Acceleration Event vesting in Paragraph 11(b)(iv) above does not apply, then the Excess Shares still subject to restrictions at the date of such cessation of employment shall be automatically forfeited to the Company.

12. Construction. This Agreement shall be administered, interpreted and construed in accordance with the applicable provisions of the Plan and in accordance with both the Award Shares and the Excess Shares being a
     Performance-Based Compensation Award (as defined in the Plan) and "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

     To evidence their agreement to the terms, conditions and restrictions hereof, the Company and the Associate have signed this Agreement as of the date first above written.

                                       COMPANY:

                                       TRUSTMARK CORPORATION

                                       By:
                                          ----------------------------------
                                       Its:
                                           ---------------------------------

                                       ASSOCIATE:

                                       By:
                                          ----------------------------------
                                          <<name>>

                                  Attachment A

                              Listing of Peer Group

                                         Ticker
Name                                     Symbol      City                  State
----                                     ------      ----                  -----
BancorpSouth Inc.                        BXS         Tupelo                MS
Chittenden Corporation                   CHZ         Burlington            VT
Citizens Banking Corporation             CBCF        Flint                 MI
Cullen/Frost Bankers Inc.                CFR         San Antonio           TX
First Midwest Bancorp Inc.               FMBI        Itasca                IL
FirstMerit Corporation                   FMER        Akron                 OH
Fulton Financial Corporation             FULT        Lancaster             PA
Greater Bay Bancorp                      GBBK        E. Palo Alto          CA
Hancock Holding Company                  HBHC        Gulfport              MS
Hudson United Bancorp                    HU          Mahwah                NJ
Old National Bancorp                     ONB         Evansville            IN
Pacific Capital Bancorp                  PCBC        Santa Barbara         CA
Park National Corporation                PRK         Newark                OH
Sky Financial Group, Inc.                SKYF        Bowling Green         OH
South Financial Group Inc. (The)         TSFG        Greenville            SC
Southwest Bancorporation of Texas, Inc.  ABNK        Houston               TX
Susquehanna Bancshares Inc.              SUSQ        Lititz                PA
United Bankshares Inc.                   UBSI        Charleston            WV
Valley National Bancorp                  VLY         Wayne                 NJ
Whitney Holding Corporation              WTNY        New Orleans           LA